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                                                                  EXHIBIT (j)(3)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the Registration Statement (1933 Act File No. 2-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our report dated February 11, 2000 of Eaton Vance Municipal Bond Fund included in the December 31, 1999 Annual Report to Shareholders.

     We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


April 24, 2000
Boston, Massachusetts